SECURITIES AND EXCHANGE COMMISSION
                 WASHINGTON, D.C. 20549

                SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934



( X )  Filed by the Registrant
(   )  Filed by a Party other than the Registrant

Check the appropriate box:

(   )  Preliminary Proxy Statement
(   )  Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-b(e)(2))
( X )  Definitive Proxy Statement
(   )  Definitive Additional Materials
(   )  Soliciting Material Pursuant to (section mark)240.14a-11(c) or
       (section mark)240.14a-12



                             Guilford Mills, Inc.
            (Name of Registrant as Specified In Its Charter)


                             Guilford Mills, Inc.
   (Name of Person(s) Filing Proxy Statement If Other Than Registrant)


PAYMENT OF FILING FEE (Check the appropriate box):

( X )  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
(   )  $500 per each party to the controversy pursuant to Exchange Act
       Rule 14a-6(i)(3).
(   )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:

      2)  Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: *

      4)  Proposed maximum aggregate value of transaction:

      5)  Total fee paid:

(Set forth the amount on which the filing fee is calculated and state how it was determined)

( ) Fee previously paid with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:              $

    2)  Form, Schedule or Registration Statement No.:

    3)  Filing Party:

    4)  Date Filed:

                             GUILFORD MILLS, INC.
                            4925 West Market Street
                        Greensboro, North Carolina 27407

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                       To Be Held On February 1, 1996

       The Annual Meeting of Stockholders of Guilford Mills, Inc., a Delaware corporation (the "Company"), will be held at the Joseph S. Koury Convention Center, 3121 High Point Road, Greensboro, North Carolina, on Thursday, February 1, 1996 at 10:00 A.M. for the following purposes:

   1. To elect four directors for three-year terms;

   2. To ratify the selection of Arthur Andersen LLP as independent auditors for the fiscal year ending September 29, 1996; and

   3. To transact such other business as properly may come before the meeting or any adjournment or adjournments thereof.

      The Board of Directors has fixed the close of business on December 22, 1995 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournment or adjournments thereof.

      Whether or not you plan to attend the meeting, please sign, date and return the enclosed proxy which is being solicited by and on behalf of the Board of Directors.

                                        By Order of the Board of Directors


                                        Sherry R. Jacobs
                                        Secretary

Greensboro, North Carolina
December 29, 1995

                              GUILFORD MILLS, INC.


                                 PROXY STATEMENT


                         ANNUAL MEETING OF STOCKHOLDERS

                         To Be Held On February 1, 1996


         This Proxy Statement is furnished to the stockholders of Guilford Mills, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors (the "Board") of the Company to be voted at the Annual Meeting of Stockholders of the Company to be held at the Joseph S. Koury Convention Center, 3121 High Point Road, Greensboro, North Carolina, on Thursday, February 1, 1996 at 10:00 a.m. (the "Annual Meeting"). Stockholders of record at the close of business on December 22, 1995 will be entitled to notice of and to vote at the Annual Meeting and at all adjournments thereof.

         The entire cost of soliciting proxies for the Annual Meeting will be borne by the Company. In addition to solicitation by mail, proxies may be solicited through personal calls upon, or telephone or facsimile communications with, stockholders or their representatives by officers and other employees of the Company, who will receive no additional compensation therefor.

         Any stockholder giving a proxy has the power to revoke it at any time before it is voted by giving written notice of such revocation to the Secretary of the Company, by attending the Annual Meeting and voting in person or by submitting a subsequently dated proxy. When a proxy is received, properly executed, prior to the Annual Meeting, the shares represented thereby will be voted at the Annual Meeting. If the accompanying form of proxy is signed but no specification is made thereon, the shares represented thereby will be voted for
(i) the nominees for director designated by the Board and (ii) the ratification of the selection of Arthur Andersen LLP as independent auditors for the fiscal year ending September 29, 1996. If a specification has been made on the form of proxy, the shares will be voted in accordance with the specification. Other than the election of directors, which requires a plurality of the votes cast, each matter to be submitted to the stockholders requires the affirmative vote of a majority of the shares present at the Annual Meeting in person or by proxy and entitled to be cast. Abstentions and broker non-votes are not included in the tabulation of the voting results on the election of directors. For issues requiring approval of a majority of the shares present and entitled to be cast, abstentions have the effect of votes in opposition and broker non-votes are not included in the tabulation of the voting results. A broker non-vote typically occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Shares as to which a stockholder abstains or broker non-votes are included for purposes of determining whether a quorum of shares is present at the Annual Meeting.

         The complete mailing address of the Company's principal executive offices is P. O. Box 26969, Greensboro, North Carolina 27419-6969. The approximate date on which this Proxy Statement and the form of proxy were first sent or given to the stockholders of the Company was December 29, 1995. The Annual Report of the Company for the fiscal year ended October 1, 1995, including audited financial statements, has been sent to each stockholder.

                               VOTING SECURITIES

    On December 22, 1995, there were outstanding and entitled to vote 14,117,163 shares of the Company's common stock, par value $.02 per share (the "Common Stock"), which constitutes the only class of capital stock outstanding. Stockholders are entitled to one vote, exercisable in person or by proxy, for each share of Common Stock owned on the record date of December 22, 1995. The holders of a majority of the outstanding shares of the Common Stock represented at the Annual Meeting will constitute a quorum.


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    Under the proxy rules, a beneficial owner of a security includes any person who directly or indirectly has or shares voting power and/or investment power with respect to such security or has the right to obtain such voting power and/or investment power within 60 days. Except as otherwise noted, each designated beneficial owner in this Proxy Statement has sole voting power and investment power with respect to the shares beneficially owned by such person.

    The following table sets forth information as of December 22, 1995 with respect to each person who is known by the management of the Company to be the beneficial owner of more than 5% of the Common Stock:


Name and Address                 Amount and Nature
of Beneficial Owner              of Beneficial Ownership    Percent of Class

Victor Posner                    1,987,275 (1)              14.08
6917 Collins Avenue
Miami Beach, FL  33141

Mitchell Hutchins Institutional  1,253,200 (2)              8.88
Investors, Inc.
1285 Avenue of the Americas
New York, NY  10019

Charles A. Hayes                 1,116,473 (3)(4)           7.91
c/o Guilford Mills, Inc.
4925 West Market Street
Greensboro, NC  27407

------------------

    (1) Such information is based upon a copy of the report on Schedule 13D, dated January 10, 1994, filed with the Securities and Exchange Commission ("SEC") and furnished to the Company by the beneficial owner.

    (2) Such information is based upon a copy of the report on Schedule 13G, dated February 13, 1995, filed with the SEC and furnished to the Company by the beneficial owner.

    (3) Mr.  Hayes,  Maurice  Fishman,  a director  of the  Company,  and George
Greenberg, a director of the Company, have entered into certain agreements relating to the disposition of their shares of Common Stock. See "Stockholders' Agreements" below.

    (4) Includes 17,500 shares of Common Stock subject to options granted to Mr. Hayes under the Company's 1991 Stock Option Plan.

    The following table sets forth certain information, as of December 22, 1995, with respect to Common Stock beneficially owned by each director of the Company, each person nominated or chosen to become a director, each of the executive officers named in the Summary Compensation Table under the heading "Executive Compensation" below and all directors and executive officers as a group:


                                         Amount and Nature of      Percent
     Name of Beneficial Owner            Beneficial Ownership      of Class

 Directors and Director Nominees(1)(2)

 Charles  A.  Hayes                           1,116,473 (3)           7.91
 George Greenberg                               525,209 (3)(4)        3.72
 Maurice Fishman                                492,888 (3)(5)        3.49
 John A.  Emrich                                 21,617               (13)
 Terrence E. Geremski                            20,585               (13)
 Sherry R. Jacobs                                20,312               (13)
 Donald  B.Dixon                                 19,450               (13)
 Stephen C. Hassenfelt                           18,625 (6)           (13)
 Tomokazu Adachi                                 15,250               (13)
 Dr. Jacobo Zaidenweber                          11,000               (13)
 Stig A. Kry                                          0               (13)
 Paul G. Gillease                                     0 (7)           (13)

 Non-Director  Executive  Officers (8)(9)

 Alfred A. Greenblatt                            53,945               (13)
 Phillip D. McCartney                            40,032               (13)
 All directors, director nominees
 and executive officers as a group
 (consisting of 17 persons)                   2,375,619 (10)(11)(12)  16.83
-----------------------

    (1) The amount of shares beneficially owned by Ms. Jacobs and Messrs. Hayes, Greenberg, Fishman, Dixon and Hassenfelt includes 17,500 shares of Common Stock, and the amount of shares beneficially owned by Mr. Adachi includes 11,250 shares of Common Stock, subject to options granted to each such director under the Company's 1991 Stock Option Plan. See "Election of Directors - Additional Information" below. The amount of shares benefically owned by Mr. Emrich includes 4,334 shares of Common Stock subject to options granted pursuant to the Company's stock option plans.

    (2) Includes 10,000 and 10,667 shares of restricted Common Stock awarded to Messrs. Emrich and Geremski, respectively, under the Company's 1989 Restricted Stock Plan. Such persons have sole voting power with respect to such shares. See "Executive Compensation - Summary Compensation Table" below.

    (3) See footnotes to previous table.

    (4) Does not include 49,900 shares held by Mr. Greenberg's wife, as to which beneficial ownership is disclaimed.

    (5) Does not include 45,675 shares held by Mr. Fishman's wife, as to which beneficial ownership is disclaimed.

    (6) Does not include 375 shares held by Mr. Hassenfelt's wife, as to which beneficial ownership is disclaimed.

    (7) Does not include 10,381 shares held by Mr. Gillease's wife, as to which beneficial ownership is disclaimed.

    (8) The amount of shares beneficially owned by Messrs. Greenblatt and McCartney includes 667 shares of Common Stock subject to options granted to such persons pursuant to the Company's stock option plans.

    (9) Includes 32,000 and 20,000 shares of restricted Common Stock awarded to Messrs. Greenblatt and McCartney, respectively, under the Company's 1989 Restricted Stock Plan. Such persons have sole voting power with respect to such shares.

    (10) Includes 121,918 shares of Common Stock subject to options granted pursuant to the Company's stock option plans.

    (11) Excludes 106,329 shares owned by relatives of officers and directors of the Company, as to which beneficial ownership is disclaimed by such officers and directors.

    (12) Includes 92,667 shares of restricted Common Stock awarded to officers under the Company's 1989 Restricted Stock Plan. Such persons have sole voting power with respect to such shares.

      (13)  Less than one percent.


Stockholders' Agreements

    Messrs. Fishman, Greenberg and Hayes have entered into a Stockholders' Agreement dated as of June 22, 1990, as amended, relating to the disposition of their shares of Common Stock. Until June 22, 1997 (or its earlier termination as otherwise provided therein), none of Messrs. Fishman, Greenberg and Hayes may transfer or otherwise dispose of, except by gift, any or all of the shares of Common Stock beneficially owned by any such stockholder, until such shares are offered first to the Company at the same price and upon the same terms and conditions as those offered by a bona fide purchaser or purchasers. The terms and provisions of the Stockholders' Agreement apply to any shares of Common Stock owned by the stockholders on the date of the Stockholders' Agreement or acquired thereafter and are binding upon the heirs, successors and assigns of the stockholders.

    Messrs. Fishman and Hayes have entered into a Stockholders' Agreement with the Company dated as of April 30, 1991, as amended, relating to the acquisition by the Company of certain of their shares of Common Stock. Until June 22, 1997 (or the earlier termination of the 1991 Stockholders' Agreement as provided therein), the Company will, upon the death of either Mr. Fishman or Mr. Hayes, purchase such number of shares of Common Stock beneficially owned by each such person as equal $4,000,000 and $5,000,000, respectively. The purchase price for each share of Common Stock will equal the average of the closing price for such shares on the New York Stock Exchange for the 20 trading days preceding the date of death.


                              ELECTION OF DIRECTORS

Directors and Nominees

    The Board is divided into three classes, with the term of office of one class expiring each year. At the last annual meeting of stockholders held on February 2, 1995, Messrs. Dixon, Geremski, Greenberg and Zaidenweber were elected as directors of the Company, each to serve for a three-year term until the first annual meeting of stockholders held following the end of the Company's 1997 fiscal year and until his successor is elected and qualified. At the annual meeting of stockholders held on November 4, 1993, Ms. Jacobs and Messrs. Adachi, Kry and Paul R. McGarr were elected as directors of the Company, each to serve for a three-year term until the first annual meeting of stockholders held following the end of the Company's 1996 fiscal year and until her or his successor is elected and qualified. Mr. McGarr resigned from the Board effective as of February 2, 1995 and the Board, at its November 16, 1995 meeting, elected Mr. Emrich, the Company's President and Chief Operating Officer, to fill the vacancy created by such resignation and to serve the remainder of Mr. McGarr's unexpired term. At the annual meeting of stockholders held on November 5, 1992, Messrs. Fishman, Hassenfelt and Hayes were elected as directors of the Company, each to serve for a three-year term until the first annual meeting of stockholders held following the end of the Company's 1995 fiscal year and until his successor is elected and qualified. At the 1993 annual meeting of stockholders, Mr. Gillease was elected to serve as a director of the Company for a two-year term until the first annual meeting of stockholders held following the end of the Company's 1995 fiscal year and until his successor is elected and qualified.

    The Board has nominated Messrs. Fishman, Gillease, Hassenfelt and Hayes for election as directors of the Company, each to serve for a three-year term until the first annual meeting of stockholders held following the end of the Company's 1998 fiscal year and until his successor is elected and qualified. Unless a contrary specification is indicated, it is intended that the accompanying form of proxy will be voted for the election of Messrs. Fishman, Gillease, Hassenfelt and Hayes. The Board does not contemplate that any of such persons will be unable, or will decline, to serve; however, if any of such persons is unable or declines to serve, the persons named in the accompanying proxy may vote for another person, or persons, in their discretion.

    The following table sets forth certain information with respect to each director and each person nominated or chosen to become a director. Except as otherwise indicated, each such person has held his or her present principal occupation for the past five years:


Name                             Age (1)    Principal Occupation or Occupations            Director Since
----                             ---        -----------------------------------            --------------

Director Nominees

Nominees for a Three-Year  Term
Expiring   at  Annual   Meeting
After 1998 Fiscal Year
--------------------------------

Maurice Fishman                  72         Vice  Chairman  of the  Board  (since  1976);         1963
                                            retired since 1989;  for more than five years
                                            prior  thereto,  a Senior Vice  President  of
                                            the Company

Paul G. Gillease (2)             63         Consultant to the Company (since 1993);  Vice         1993
                                            President and General Manager,  DuPont Nylon,
                                            a    division  of E. I.  du  Pont de  Nemours
                                            and Company,  Inc.  (from 1992 to 1993);  for
                                            more  than five  years  prior  thereto,  Vice
                                            President  and  General   Manager  of  DuPont
                                            Textiles,   a  division  of  E.  I.  du  Pont
                                            Nemours and Company, Inc.

Stephen C. Hassenfelt            45         Chairman  and  Chief  Executive   Officer  of         1989
                                            North Carolina Trust Company

Charles A. Hayes                 61         Chairman  of the Board  and  Chief  Executive         1963
                                            Officer of the Company (since 1976);
                                            President   and   Chief    Operating
                                            Officer of the Company (from 1991 to
                                            1995)

    ---------------

    (1) As of December 22, 1995.

    (2) Mr. Gillease is a director of Pillowtex Corp. and Galey & Lord, Inc., each of which has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Continuing Directors


Class of  Directors  Whose Term
Expires   at   Annual   Meeting
After 1997 Fiscal Year
--------------------------------
Donald B. Dixon                  67         Retired since 1984;  for more than five years         1987
                                            prior thereto,  a partner at Arthur  Andersen
                                            LLP



Terrence E. Geremski             48         Vice  President/Chief  Financial  Officer and         1993
                                            Treasurer  (since 1992);  Vice  President and
                                            Controller of Varity  Corporation  (from 1989
                                            to  1991);  for more than  five  years  prior
                                            thereto,  the holder of various executive and
                                            administrative  positions with Dayton Walther
                                            Corp.

George Greenberg (3)             73         Vice  Chairman  of the  Board  (since  1989);         1968
                                            retired  since  1989;  for more than five  years
                                            prior thereto, the President and Chief Operating
                                            Officer of the Company

Dr. Jacobo Zaidenweber           66         Chairman  of the Board of Grupo  Ambar,  S.A.         1995
                                            de C.V.  (since  1965),  a subsidiary  of the
                                            Company;  Chairman  of the  Board of  Encajes
                                            Mexicano,   S.A.  de  C.V.  (since  1992),  a
                                            textile manufacturer



Class of  Directors  Whose Term
Expires   at   Annual   Meeting
After 1996 Fiscal Year
--------------------------------

Sherry R. Jacobs                 52         Secretary and acting  General  Counsel of the         1983
                                            Company  (since  1994);   Managing  Director,
                                            Pencil,   Inc.,  an  educational   foundation
                                            (since  1995);  Principal,  Jonal,  couturier
                                            (from   1989  to   1994);   Vice   President/
                                            Administration  and  General  Counsel  of the
                                            Company  (from 1986 to 1989);  and  Secretary
                                            of the Company (from 1987 to 1989)

Tomokazu Adachi                  54         President  of Japan Tech,  Inc.,  an importer         1990
                                            of textile machinery and equipment

John A. Emrich                   51         President and Chief Operating  Officer (since         1995
                                            1995);     Senior    Vice    President    and
                                            President/Automotive   Business   Unit  (from
                                            1993 to 1995);  Vice  President/Planning  and
                                            Vice  President/Operations  for  the  Apparel
                                            and Home  Fashions  Business  Unit (from 1991
                                            to 1993);  Director  of  Operations  with FAB
                                            Industries (from 1990 to 1991)

Stig A. Kry (4)                  66         Chairman  Emeritus,  Kurt Salmon  Associates,         1993
                                            Inc., a management consulting firm

     ---------------

    (3) Mr. Greenberg is a director of Nautica Enterprises, Inc., which has a class of securities registered pursuant to Section 12 of the Exchange Act.

    (4) Mr. Kry is a director of Paul Harris Stores, Inc. and Dominion Textiles, Inc., each of which has a class of securities registered pursuant to
Section 12 of the Exchange Act.

Additional Information

    During the last fiscal year, the Board's Audit Committee, which currently consists of Messrs. Dixon, Hassenfelt and Fishman, held four meetings. The Audit Committee's responsibilities include reviewing the Company's financial statements and the accounting principles utilized by the Company, evaluating the services of the Company's independent auditors and making recommendations with respect to the retention of independent auditors, evaluating the adequacy of the Company's system of internal controls and confirming the Company's full cooperation with the independent auditors' annual examination of the Company's financial statements.

    In addition, during the last fiscal year, the Board's Compensation Committee, which currently consists of Ms. Jacobs and Messrs. Hassenfelt and Greenberg, held two meetings. The functions of the Compensation Committee include making recommendations to the Board regarding compensation for certain executive officers of the Company and administering certain of the Company's benefit plans. See "Executive Compensation - Report of the Compensation Committee of the Board of Directors" below.

    The Board's Nominating Committee, which currently is comprised of Messrs. Dixon, Hayes, Adachi and Gillease, did not hold any formal meetings during the last fiscal year. The duties of the Nominating Committee include identifying and interviewing candidates to serve on the Board, making recommendations to the entire Board regarding whether a candidate should be nominated to the Board and making recommendations to the entire Board concerning compensation and other benefits to be paid to directors.

    Non-employee directors receive a quarterly retainer of $3,500 and $1,000 for each Board meeting attended (other than telephonic Board meetings). Committee chairmen are paid $1,000, and each other member of a committee (who is not an employee of the Company) is paid $750, for each committee meeting attended. During the last fiscal year, the Board had a total of seven meetings, four of which were held in person and three of which were held by means of a telephonic conference call. All directors then in office attended at least 75% of the total number of meetings of the Board and the committees on which they served during the last fiscal year.

     Ms. Jacobs is serving as Secretary and acting General Counsel of the Company on an interim basis. Ms. Jacobs received approximately $56,000 during the 1995 fiscal year for such service. Since October 1, 1993, Mr. Gillease has provided consulting services to the Company on certain strategic planning matters. The Company pays Mr. Gillease approximately $21,000 per month under such consulting arrangement.

    The Company affords each director the opportunity to defer his or her quarterly retainer. Pursuant to such arrangement, the quarterly retainer a director would otherwise receive is credited to a separate account which accrues interest. Upon his or her termination of service on the Board, the director will be entitled to receive the amounts credited to his or her deferred compensation account, together with interest accrued thereon. Currently, Mr. Dixon is the only director who participates in the retainer deferral arrangement.

    The Company's 1991 Stock Option Plan (the "Option Plan") provides for the automatic grant of options not meeting the requirements of incentive stock options ("Non-Qualified Options"), within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"), to directors who have served as such for a designated period of time. Specifically, each person who has served as a director of the Company for two or more consecutive years on the date of grant will automatically be granted (i) upon the first date of grant after the completion of two consecutive years of service as a director, an option to purchase 7,500 shares of Common Stock and (ii) upon each of the second, third, fourth and fifth date of grant after the completion of such service, an option to purchase 3,750 shares of Common Stock. For each year, the date of grant will be the third trading date following the later of (i) the date of the annual stockholders' meeting or (ii) the date on which the Company's earnings for the fiscal quarter just prior to such meeting date are released to the public. The purchase price of the shares of Common Stock covered by the options granted to directors will be the fair market value of the shares as of the date of grant. Options granted to directors, which have a five year term, will be exercisable with respect to 33-1/3% of the aggregate number of shares initially subject to the option during each of the first, second and third years of the option. Any exercisable portion of an option that is not exercised will be carried forward through the term of the grant. Notwithstanding the foregoing, in the event of a "change in control" of the Company, as such term is defined in the Option Plan, all then outstanding options will immediately become exercisable. In addition to the automatic grant of options to directors according to the above formula, the Option Plan also provides for the award, in the discretion of the Compensation Committee, of options to salaried key employees of the Company. Any director who receives an option award under the formula provision, however, is ineligible to receive discretionary grants as a key employee.

    There are no family relationships among any of the directors and officers of the Company.

    Mr. Hayes may be deemed a "control" person of the Company, as that term is defined in Rule 12b-2 under the Exchange Act.



                             EXECUTIVE COMPENSATION

Report of the Compensation Committee of the Board of Directors

    The Compensation Committee of the Board administers the Company's compensation program for executive officers. Specifically, the Committee serves as the administrator of the Company's 1989 Restricted Stock Plan (the "Restricted Plan"), the Option Plan and the Incentive Stock Option Plan-1981 (the "1981 Plan"). In addition, the Committee makes recommendations to the entire Board regarding the compensation package for each of the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer ("CEO", "COO" and "CFO", respectively). The Committee is also responsible for periodically reviewing, for adequacy and continued appropriateness, the entire compensation package of other executive officers and recommending to the Board any changes to such package. Further, the Committee is required to approve any proposed employment, severance, consulting or retirement agreement with any executive officer.

    In performing its duties, the Committee seeks to insure that the Company's compensation program for executive officers attracts and retains qualified, talented and highly motivated personnel, links executive compensation to corporate performance and is administered in an equitable fashion. The Company's executive officer compensation program consists of two major elements: (i) a short-term component, consisting of base salary and a potential annual cash bonus, intended to reward executives for current and past performance and (ii) a long-term component, consisting of restricted (or phantom) stock and stock options, designed to align further the interests of executives with those of stockholders in general. In addition, in order to offer a competitive compensation program, the Company maintains certain retirement plans such as a Qualified Profit-Sharing Plan (the "Profit-Sharing Plan") and an Employee Stock Ownership Plan (the "ESOP") and offers other benefits such as a split-dollar insurance program.

    The Committee has considered the impact of Section 162(m) of the Code on the Company's executive compensation program. Section 162(m), which first became applicable to the Company for its 1995 fiscal year, denies a public company a deduction, except in limited circumstances, for compensation paid to those employees named in the "Summary Compensation Table" below, to the extent such compensation exceeds $1,000,000. Although the Committee has recommended, and may in the future recommend, changes to an individual's compensation package in order to preserve the income tax deductibility of such compensation, the Committee also retains the discretion to authorize the payment of compensation that does not qualify for such deductibility under Section 162(m).

    Short-Term Component - Base Salary and Annual Bonus. The Committee evaluates the base salary of each of the CEO, COO and CFO on a biennial basis, or more frequently if appropriate, and recommends to the entire Board any changes in such base salary levels. In making such evaluations and recommendations, the Committee considers the historical pay practices of the Company, the officer's leadership and advancement of the Company's long-term strategic plans and objectives, and the salary levels of executives holding similar positions in certain other textile companies. The Committee generally recommends salaries for the Company's CEO, COO and CFO at levels exceeding the average salary level of executives holding the same positions in such other companies. Not all of the textile companies which the Company considers for comparative compensation purposes are included in the peer group index described in the "Performance Graph" below because the Committee believes that the Company's most direct competitors for executive talent are not necessarily the same companies that would be included in a peer group established to compare stockholder returns. Mr. Hayes' annual salary as CEO for the 1995 fiscal year did not change from the 1994 fiscal year. From the end of the 1991 fiscal year through the end of the 1995 fiscal year, Mr. Hayes assumed the additional responsibilities of the COO. In consideration of the performance of such additional duties, Mr. Hayes received a supplemental salary of $150,000 per year. Effective October 1, 1995, the Board elected Mr. Emrich to succeed Mr. Hayes as COO. As a result, Mr. Hayes, who continues to serve as Chairman and CEO, will no longer receive such supplemental salary.

    The Company maintains for its executive officers and other key employees a Short-Term Incentive Compensation Plan (the "Bonus Plan"), which allows participants to earn annual cash bonuses based upon the Company's achievement of an earnings per share target, established by the Board at the beginning of each fiscal year. Upon the attainment of such target, a participant is eligible to receive a cash bonus (the "Bonus") equal to the product of a percentage, as the same may be adjusted as described below (the "Multiplier"), and such participant's compensation for the prior year. The Multiplier, which is established by the Committee for the CEO, COO and CFO, and by the CEO for the other executive officers, varies from participant to participant according to the nature and degree of each participant's level of responsibility. The Multiplier for the Company's executive officers ranges from 33% to 75%. If the Company's actual earnings per share for a given year do not equal the Bonus Plan's target earnings per share, but fall within a designated range of such target (either more or less), the Multiplier for each participant, including the CEO, COO and CFO, will be adjusted upward or downward accordingly. If the Company's actual earnings per share fall within the established range of the target, each participant, other than the CEO, COO and CFO, will receive one-half of his Bonus, with the remainder of the Bonus being pooled into certain groups and allocated, in the discretion of the head of each group, among all group participants according to each participant's relative contribution to the success of the Company. The amount of the discretionary bonus for the head of each such group is determined by the CEO. Depending upon such allocation, a participant's Multiplier may be adjusted further upward or downward resulting in a greater or lesser Bonus, as the case may be, than the participant otherwise would have received. The Bonus, if any, paid to the CEO, COO and CFO is not subject to such discretionary allocation. Achievement of an earnings per share level within the prescribed range will entitle such persons to their full Bonus payments.

    Long-Term Component - Restricted Stock, Phantom Stock and Stock Options. In addition to the short-term elements of the Company's executive compensation program described above, the Company maintains certain equity based plans described below, the benefits of which are linked to the Company's long-term performance. The Committee believes that compensation in the form of Common Stock serves to align further the interests of executives with the interests of stockholders. Moreover, compensation which is "at risk," in that its amount, or the timing of its receipt, is dependent upon the Company's performance, provides a strong incentive for individuals to achieve superior performance. Finally, long-term compensation helps balance the Company's overall executive compensation program by encouraging executives to focus on the Company's long term objectives and goals as well as the Company's quarter to quarter results.

    Restricted and Phantom Stock. In its capacity as the administrator of the Restricted Plan, which was approved by stockholders at their 1989 Annual Meeting, the Committee determines, among other things, which key employees will participate in the Restricted Plan, any individual or corporate performance goals applicable to a participant, the date on which awards will be made, the number of shares to be awarded and the restrictions to be applicable to such shares. In determining the number of shares of restricted stock to be awarded to a particular executive (as well as the number of shares of phantom stock awarded to Mr. Hayes), the Committee has not followed any specific guideline or formula, but rather has considered more subjective factors such as the executive's level of responsibility and past performance. All currently outstanding stock awards under the Restricted Plan are subject to identical restrictions. See Footnote 5 to the "Summary Compensation Table" below. The Committee determined that, in light of Mr. Hayes' already substantial equity interest in the

Company, it was not appropriate for him to participate in the Restricted Plan. The Company instead granted Mr. Hayes shares of phantom stock which, upon their vesting, entitled him to a cash payment equal to the fair market value of the Common Stock, plus dividends and interest, rather than actual shares of Common Stock.

    Stock Options. As the administrator of the Option Plan, which was approved by stockholders at their 1991 Annual Meeting, the Committee determines, among other things, the employees who are to receive options, the date of grant of options, and (subject to the terms of the Option Plan) the purchase price of each share subject to such options. The Option Plan permits the granting of incentive stock options ("Incentive Options"), within the meaning of Section 422 of the Code, Non-Qualified Options and stock appreciation rights ("SARs"). (There are currently no outstanding SARs under the Option Plan and the only outstanding Non-Qualified Options represent grants to eligible directors pursuant to a formula provision in the Option Plan.) The 1981 Plan permits the granting of only Incentive Options. The 1981 Plan expired in accordance with its terms on September 14, 1991 and no further options may be granted thereunder. Certain options granted under the 1981 Plan prior to September 14, 1991 extend beyond such date and remain exercisable. All outstanding Incentive Options have a five year term and are not exercisable during the first two years after the date of grant. The exercise price of an Incentive Option is not less than 100% of the fair market value of a share of Common Stock on the date the Incentive Option was granted. As a result, a grantee only benefits from such an option if the price of the Common Stock increases (in which case all stockholders will benefit). In determining the amount of options to be awarded to any person, the Committee considers the recommendations of management as well as those subjective factors used in making grants under the Restricted Plan. In addition, the Committee generally has granted options every 18 to 24 months, with approximately two-thirds of the aggregate amount of the options being awarded to employees below the executive officer level. The grant of Non-Qualified Options to Mr. Hayes during the 1995 fiscal year represents a grant, under the Option Plan's formula provision, to him in his capacity as a director. Mr. Hayes is not eligible to receive awards under the Option Plan as an employee. See "Election of Directors - Additional Information" above.

    Retirement Plans and Other Benefits. In addition to the foregoing components of the executive compensation program, the Company maintains certain other plans in which executives participate, including the Profit-Sharing Plan, the ESOP and an excess benefit plan (which is designed to supplement certain of the Company's other benefit plans). For the 1995 fiscal year, the Company contributed to the Profit-Sharing Plan 6% of the aggregate compensation of all participants in such plan. Contributions to the ESOP are made in the form of Common Stock or cash used to purchase Common Stock and the amount of such contributions is dependent upon the Company meeting the same earnings per share target established under the Bonus Plan. If the Company's actual earnings per share fall within a range of the target earnings per share (either more or less), then the Company will adjust its ESOP contribution, upward or downward, accordingly. For the 1995 fiscal year, the Company contributed Common Stock to the ESOP in the amount of 3.6% of the compensation of the eligible employees for such period. The Company also maintains for almost all of its executive officers a split-dollar insurance program and a supplemental executive retirement plan, which are described, respectively, in Footnote 6 to the "Summary Compensation Table" and in "Other Benefit Plans" below. The Company also offers to its executives a plan pursuant to which they may be reimbursed, up to a designated amount, for personal tax and financial planning expenses.

                  Stephen C. Hassenfelt (Chairman)
                  George Greenberg
                  Sherry R. Jacobs


Performance Graph

    Set forth below is a line graph comparing the five-year cumulative total stockholder return on the Common Stock with the cumulative return of the Standard & Poor's 500 Stock Index (the "S&P 500") and with a peer group index, assuming the reinvestment of dividends. The peer group index represents the cumulative total return on the common stock of the following textile companies:
Burlington Industries, Inc., Cone Mills Corp., Delta Woodside Industries, Inc., Dixie Yarns, Inc., Dyersburg Corp., Fab Industries, Inc., Johnston Industries,

Inc., Lida, Inc., Springs Industries, Inc., Texfi Industries, Inc., Tultex Corp., Unifi, Inc., United Merchants and Manufacturers, Inc., Wellman, Inc., and West Point Stevens, Inc. The return of each company included in the peer group index has been weighted according to its respective stock market capitalization.



[ Total Shareholder Return chart appears here, plot points are as follows.]

                                     $Total Shareholder Return



                           September 30,    September 30,    September 30,     September 30,    September 30,
                                1991             1992             1993              1994             1995

GUILFORD       $100.00(1)      $155.8           $207.5           $215.3            $224.0           $260.9

S&P 500         100.00          131.1            145.5            164.3             170.3            220.8

Peer Group      100.00          215.6            220.0            206.4             217.8            218.9

------------------

(1) Assumes $100.00 invested on September 30, 1990 in the Company, the S&P 500 and the companies that comprise the peer group with all dividends reinvested.

Summary of Cash and Certain Other Compensation

    The following table shows for the fiscal years ended October 1, 1995, October 2, 1994 and June 27, 1993, as well as for the transition period from June 28, 1993 to September 26, 1993 (the "Transition Period") (resulting from the change in the Company's fiscal year end from the Sunday nearest June 30 to the Sunday nearest September 30), the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those periods, to the Company's CEO and to the Company's four most highly compensated executive officers (other than the CEO).



                           SUMMARY COMPENSATION TABLE


                                                                                                       All Other
                                                                                       Long-Term       Compen-
                                                     Annual Compensation              Compensation     sation

                                                                                  Restricted
       Name and                                                    Other Annual     Stock
       Principal              Fiscal         Salary      Bonus     Compensation    Awards    Options
       Position           Year or Period       ($)         ($)        ($)(4)       ($)(5)      (#)      ($)(6)
       --------           --------------     -----       -----        ------       ------      ---      ------

Charles A. Hayes, Chairman,     1995        720,000(2)  384,750(3)       --            0       3,750   234,3262
Chief Executive Officer,        1994        720,000(2)  257,384(3)     61,511          0       3,750     13,229
President and Chief      Transition Period  168,750(2)   40,566        29,300          0         0       55,229
Operating officer (1)           1993        675,000(2)  324,450          --            0       3,750    261,953




Alfred A. Greenblatt, Senior    1995        372,501     183,813         --            0       2,000      47,675
Vice President, President/      1994        350,004      91,001         --            0         0        38,902
Apparel & Home Fashions   Transition Period  87,501       8,025         --            0         0        11,370
Business Unit                   1993        350,000     124,200         --            0         0        46,991




John A. Emrich, Senior Vice    1995        306,251     162,907          --            0       2,000      51,386
President, President/          1994        250,008     111,394          --            0         0        38,725
Automotive Business      Transition Period  62,502      10,688          --            0         0         9,569
Unit (1)                       1993        191,670     105,000          --         174,656      0        32,169



Terrence E. Geremski,          1995        250,008     112,503          --            0         0        32,936
Vice President/Chief           1994        212,505      55,251          --            0         0        25,081
Financial Officer and    Transition Period  50,001      10,300          --            0         0         6,878
Treasurer                      1993        160,008      65,920          --         497,500      0            --



Phillip D. McCartney,          1995        222,500     100,125          --            0       2,000      31,595
Vice President/Technical       1994        180,000      46,800          --            0         0        23,737
Operations               Transition Period  45,000       9,270          --            0         0         6,769
                               1993        180,000      74,160          --            0         0        72,908


---------------

    (1) Mr. Emrich succeeded Mr. Hayes as President and COO effective October 1, 1995. Mr. Hayes remains Chairman and CEO.

    (2) Mr. Hayes' salary for the 1995, 1994 and 1993 fiscal years includes a special supplement of $150,000, and his salary for the Transition Period includes a special supplement of $37,500, for assuming interim responsibilities as President and COO. Mr. Hayes' bonus award for such periods was based solely on his salary as Chairman and CEO.

    (3) Mr. Hayes has been granted certain appreciation rights. Such rights entitle Mr. Hayes to a cash payment equal to the excess, if any, of the market value of Common Stock on each of January 2, 1995, 1996 and 1997 (each such date, a "Measurement Date") over $20.90 (the average closing price of Common Stock during the last ten trading days of the Company's 1994 fiscal year), multiplied in each instance by 28,000 (one-third of the aggregate 84,000 right grant). Mr. Hayes will vest in, and be entitled to receive, such cash payments 30 days after the date (the "Vesting Date") he is no longer a "covered employee" within the meaning of Section 162(m) of the Code. The rights, together with certain dividend equivalents, will earn interest from their respective Measurement Date to the Vesting Date. If the price of the Common Stock on any Measurement Date is equal to or less than $20.90 per share, then the rights to be valued on such date will expire and Mr. Hayes will not receive any payment with respect to such rights.

    Mr. Hayes' bonus award for the 1995 fiscal year does not include the value, which is not determinable as of the date hereof, of the rights based on the market value of Common Stock on January 2, 1996. Mr. Hayes' bonus award for the 1994 fiscal year includes $35,084, representing the value of those rights based on the market value of Common Stock on January 2, 1995 and the interest accrued thereon (and on the related dividend equivalents) through the end of the 1995 fiscal year.

    (4) The amount in this column for the 1994 fiscal year represents (i) $39,800 paid to Mr. Hayes in reimbursement for tax and financial planning expenses, and (ii) $21,711 in additional health insurance benefits. The figure in this column for the Transition Period represents amounts paid to Mr. Hayes in reimbursement for tax and financial planning expenses.

     (5) The amounts shown in this column reflect the market value of the restricted stock granted, under the terms of the Restricted Plan, to Messrs. Emrich and Geremski. (The market value is given as of the date of grant of the restricted stock.)

    The restricted stock awarded to an executive officer is held by an escrow agent, appointed by the Company, until such officer vests in his award. Similarly, the dividends paid on each share of restricted stock (which are paid to the same extent as dividends on the Common Stock generally) are held by the escrow agent until the executive vests in his restricted stock, at which time the executive will also be entitled to receive the interest credited by the Company on such dividends. Each of Messrs. Emrich and Geremski vested in 20% of his aggregate restricted stock award on October 1, 1994. The vesting of the balance of each such person's restricted stock award, which occurs over a three year period, commenced on January 2, 1995. Notwithstanding the foregoing, upon a "change in control" of the Company, as such term is defined in the Restricted Plan, the restrictions applicable to an outstanding restricted stock award will lapse and the executive will immediately vest in such award and in any dividends paid on such award and then held in escrow, together with interest thereon. As of the last day of the 1995 fiscal year, Messrs. Emrich and Geremski held 10,000 and 10,667 shares of restricted stock, respectively, at an aggregate market value of $242,500 and $258,675, respectively (based upon a price of $24.25 per share - the closing price of the Common Stock on the last business day of the 1995 fiscal year).

     (6) The components of the amounts shown in this column for the 1995 fiscal year consist of the following:

     (i) Contributions of $9,000 each to the accounts of Messrs. Hayes, Greenblatt, Emrich, Geremski and McCartney, pursuant to the Profit-Sharing Plan.

     (ii) Contributions of shares of Common Stock at an aggregate market value of $5,400 under the ESOP to the accounts of each of Messrs. Hayes, Greenblatt, Emrich, Geremski and McCartney.

     (iii) Contributions of $76,060,  $30,096,  $25,694,  $14,904 and $11,453 to
the accounts of Messrs. Hayes, Greenblatt, Emrich, Geremski and McCartney, respectively, pursuant to the Company's excess benefit plan which is designed to supplement the Profit-Sharing Plan and the ESOP.

     (iv) With respect to Messrs. Greenblatt, Emrich, Geremski and McCartney, the value of benefits under the Company's Senior Managers' Life Insurance Plan, a split dollar plan, and with respect to Mr. Hayes, the value of benefits under a separate split dollar arrangement with the Company. During the 1995 fiscal year, each of Messrs. Greenblatt, Emrich, Geremski and McCartney paid the amount of the premium associated with the term life component of his split dollar life insurance coverage. With respect to Mr. Hayes, the Company paid, during the 1995 fiscal year, $12,240 in premiums for the term portion of his coverage, and paid the remainder of the premium associated with the whole life component of the coverage. For each named executive officer, the Company expects to recover the premiums it pays. The following amounts reflect the value of the benefits accrued during the 1995 fiscal year, calculated on an actuarial basis, ascribed to life insurance policies purchased on the lives of the named executives: Mr. Hayes - $128,313; Mr. Greenblatt - $2,889; Mr. Emrich - $5,157; Mr. Geremski - $3,632; and Mr. McCartney - $5,742.

     (v) For the 1995 fiscal year, that portion of interest earned (that the SEC considers to be at above market rates) on the deferred compensation accounts of Messrs. Hayes and Greenblatt in the amount of $3,313 and $290, respectively.

     (vi) For the 1995 fiscal year, imputed interest income to Mr. Emrich of $6,135, in connection with an interest free loan made by the Company to such officer. See "Certain Transactions" below.

Stock Option Grants

    The table below shows, among other things, hypothetical potential gains from stock options granted during the Company's 1995 fiscal year. Such hypothetical gains are based entirely on assumed annual growth rates of 5% and 10% in the price of Common Stock over the five year life of the stock options (which would equal a total increase in stock price of approximately 28% and 61%, respectively) and represent the spread between the option exercise price and the assumed market value of the underlying Common Stock. The assumed rates of growth were selected by the SEC for illustrative purposes only and are not intended to predict future stock prices which will depend upon, among other things, market conditions and the Company's future performance.


                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                  Potential Realizable Value at
                                                                                  Assumed Annual Rates of Stock
                                        Individual Grants                         Price Appreciation for Option
                                                                                               Term
                     ---------------------------------------------------------    -------------------------------

                                     Percent of
                       Number of    Total Options
                      Securities     Granted to
                       Underlying   Employees in
                        Options      Fiscal Yea   Exercise or    Expiration
       Name           Granted (#)        %       Base Price ($)     Date             5% ($)         10% ($)
       ----           -----------   -----------     -----------      ----             ------         -------


Charles A. Hayes(1)         3,750      1.33           20.75       02/07/00           21,487          47,512


Alfred A.Greenblatt         2,000       .71           20.81       12/15/99           11,500          25,400


John A. Emrich              2,000       .71           20.81       12/15/99           11,500          25,400

Terrence E. Geremski            0         --             --            --                --              --


Phillip D. McCartney        2,000       .71           20.81       12/15/99           11,500          25,400



---------------

     (1) The grant of options to Mr. Hayes reflects an automatic grant, pursuant to the formula provision for eligible director participants, of Non-Qualified Options under the Option Plan. As a result of the grant to Mr. Hayes under such provision, he is not eligible, in accordance with the terms of the Option Plan, to receive discretionary awards as a key employee. See "Election of Directors - Additional Information" above.

Stock Option Exercises

    The table below shows option exercises by the five most highly compensated executive officers during the 1995 fiscal year as well as the value of the options held by such persons at the end of the 1995 fiscal year.


                            AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                   AND FISCAL YEAR-END OPTION VALUES


                                                           Number of Securities       Value of Unexercised
                           Shares       Value Realized    Underlying Unexercised     In-the-Money Options at
        Name            Acquired on         ($) (1)         Options at Fiscal        Fiscal Year-End ($) (2)
                        Exercise (#)                           Year-End (#)
        -----           -----------      -----------         -------------------      -----------------------
                                                         Exercisable/Unexercisable  Exercisable/Unexercisable
                                                         -------------------------  --------------------------


Charles A. Hayes             --               --               15,000/3,750                64,343/13,825

Alfred A. Greenblatt        1,750           25,891                667/2,333                    667/7,213

John A. Emrich               --               --                4,333/2,667                 33,103/7,547

Terrence E. Geremski         --               --                     0                            --

Phillip D. McCartney        1,750           20,204                667/2,333                    667/7,213




         (1) The values in this column represent the product of the number of options exercised and the excess of the market value of the underlying Common Stock on the date of exercise over the option exercise price.

         (2) The values in this column represent the product of the number of options and the excess, if any, of $24.25, the market value of the underlying Common Stock on September 29, 1995 (the last business day of the 1995 fiscal year), over the option exercise price.

Other Benefit Plans

         Supplemental Retirement Plan. In 1992, the Company adopted the Senior Managers' Supplemental Retirement Plan ("SERP") which provides for retirement and death benefits to a select group of senior managers. The SERP provides that upon retirement from the Company after attaining age 65, and after at least 60 months of service with the Company, participants will be entitled to receive a specified dollar amount for a period of ten years following retirement ("Ten Year Payments"). If the officer dies prior to the termination of his or her employment or during the period while the Ten Year Payments are being made, the full amount of the Ten Year Payments or the unpaid portion thereof, as the case may be, will be paid according to the installment schedule to the officer's designated beneficiary.

         The SERP also provides that if the officer's employment with the Company is terminated for any reason other than his or her death or disability (prior to the officer attaining age 65) and the officer has been employed by the Company for at least 60 months, the officer will be entitled to a reduced retirement benefit commencing at age 65. Such reduced benefit will be based upon the officer's total months of employment with the Company as compared with the total months of employment the officer would have had with the Company if he or she had remained in the employ of the Company until age 65. If, at the time of his or her termination of employment with the Company for any reason other than death or disability, the officer has been employed by the Company for less than 60 months following the effective date of the agreement, he or she will not be entitled to any retirement benefits and his or her beneficiaries will not be entitled to any death benefits. If an officer becomes disabled prior to attaining age 65 and such disability continues until age 65, the officer will be entitled to receive the full amount of the Ten Year Payments commencing at age 65, regardless of whether he or she has completed 60 months of service with the Company.

         The Company has purchased life insurance policies on the lives of all executive officers participating in the SERP in amounts which are designed to enable the Company ultimately to recover all sums paid pursuant to the SERP. Such life insurance policies are held in trust for the benefit of such officers.

         The following table sets forth the Ten Year Payments for each of the executive officers named in the "Summary Compensation Table" above.

      Name of Individual                      Ten Year Payments (Per Annum)

      Charles A. Hayes                               $345,000
      Alfred A. Greenblatt                            125,000
      John A. Emrich                                  125,000
      Terrence E. Geremski                            125,000
      Phillip D. McCartney                            125,000


         Severance Agreements. The Company has entered into severance agreements with each of the executive officers named in the "Summary Compensation Table" above. The severance agreements, which expire on August 31, 1999 (unless extended by the Board), provide for the payment of specified compensation and benefits to such employees upon certain terminations of their employment within two years after a change in control of the Company. These severance agreements are intended to assure that management will continue to act in the interest of the stockholders rather than be affected by personal uncertainties during any attempts to effect a change in control of the Company, and to enhance the Company's ability to attract and to retain executives.

         The compensation and benefits which may be awarded under the severance agreements include, among other specified items of compensation and other benefits, a lump sum payment equal to three times an employee's highest annual salary during the year preceding the change in control (including any bonuses and contributions made on the employee's behalf to the Profit-Sharing Plan, ESOP and excess benefit plan), and also include continuation of participation in the Company's life, health, accident and disability and insurance plans for a period of three years (or until the employee commences full-time substantially equivalent employment with a new employer). If the total payments made to any particular employee under a severance agreement would not be tax deductible by the Company or would cause an "excess parachute payment" to exist within the meaning of Section 280G of the Code, such payments will be reduced until no portion of such payments would fail to be deductible by reason of being an excess parachute payment. The severance agreements further provide that in order for an employee to receive the benefits contemplated by the severance agreement, if any person or organization takes steps designed to effect a change in control of the Company, the employee will not voluntarily terminate his or her employment and will continue to perform his or her regular duties, until such person or organization has abandoned or terminated such effort to effect a change in control.

         Had a "change in control" taken place during the fiscal year ended October 1, 1995, Messrs. Hayes, Greenblatt, Emrich, Geremski and McCartney would have received, had their employment ceased on that date, lump sum payments in the approximate amounts of $3,311,940, $1,926,300, $1,968,418, $1,179,113 and
$941,040, respectively.


Compensation Committee Interlocks and Insider Participation

         Ms. Jacobs, a member of the Company's Compensation Committee, served as Vice President/Administration and General Counsel of the Company from 1986 to 1989 and as Secretary of the Company from 1987 to 1989. From time to time since 1989 and, more recently, since the third quarter of the 1994 fiscal year, Ms. Jacobs has served as Secretary and acting General Counsel of the Company on an interim basis. See "Election of Directors - Additional Information" above.

     Mr. Greenberg, a member of the Company's Compensation Committee, had served as President and COO of the Company for 12 years until his retirement as an executive officer in 1989.

     Mr. Hassenfelt, Chairman of the Company's Compensation Committee, serves as Chairman and Chief Executive Officer of North Carolina Trust Company. Mr. Hayes is a member of the Board of Directors of North Carolina Trust Company, but does not serve on the Compensation Committee of such Board.

                                          CERTAIN TRANSACTIONS

         During the 1995 fiscal year, the Company paid $150,000 in consulting fees to Japan Tech, Inc., of which Mr. Adachi, a director of the Company, is the President and controlling stockholder. In addition, in the ordinary course of its business and through a series of arm's-length transactions, the Company purchased machinery and equipment from Japan Tech, Inc. during the 1995 fiscal year totaling $8,245,089.

         In the ordinary course of business and through a series of arm's-length transactions, during the 1995 fiscal year, the Company paid $1,369,210 for forklifts and forklift repairs to Western Carolina Forklift, Inc., which is controlled by David Hayes, the son of Charles A. Hayes, the Chairman and CEO of the Company. Charles A. Hayes serves on the Board of Directors of Western Carolina Forklift, Inc.

         In connection with the Company's 1994 acquisition of an additional 55% of the capital stock of Grupo Ambar, S.A. de C.V. ("Grupo Ambar"), thereby increasing the Company's ownership in Grupo Ambar to 75%, the Company agreed to pay the selling stockholders, including Dr. Zaidenweber (a director of the Company) and his late brother, additional aggregate consideration of up to approximately $3,700,000, provided Grupo Ambar achieves certain earnings objectives through the end of calendar year 1995. The amount of any such additional consideration will be paid in calendar year 1996, but is not currently determinable. Dr. Zaidenweber remains the Chairman of the Board, and a stockholder, of Grupo Ambar.

         In fiscal year 1993, in connection with its request that Mr. Emrich, then Senior Vice President of the Company and President of the Automotive
Business Unit and currently the President and COO of the Company, relocate to Kenansville, North Carolina, the Company loaned Mr. Emrich $100,000 to purchase a residence. The loan bears no interest, is secured by a Deed of Trust on such residence and is payable on demand.

     Since October 1, 1993, Mr. Gillease, a director of the Company, has provided consulting services to the Company. See "Election of Directors - Additional Information" above. Mr. Gillease's wife, a former executive officer of the Company, also provides consulting services to the Company. The Company pays Mrs. Gillease $15,000 per month for such services.

             COMPLIANCE WITH STOCK OWNERSHIP REPORTING REQUIREMENTS

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and any persons holding more than 10% of the Company's equity securities, to file with the SEC and the New York Stock Exchange reports disclosing their initial ownership of the Company's equity securities, as well as subsequent reports disclosing changes in such ownership. To the Company's knowledge, based solely on a review of such reports furnished to it and written representations by certain reporting persons that no other reports were required, during the fiscal years ended October 2, 1994 and October 1, 1995, the Company's directors, executive officers and greater than 10% beneficial owners complied with all Section 16(a) filing requirements, except that Mr. Gillease, a director of the Company, failed to report timely the withholding of shares by his wife, who was then an executive officer of the Company, pursuant to the exercise of a tax withholding right under the Restricted Plan. This omission was corrected by Mr. Gillease's filing of an amended report.

                        RATIFICATION OF THE SELECTION OF
                          INDEPENDENT AUDITORS FOR THE
                      FISCAL YEAR ENDING SEPTEMBER 29, 1996

         The Board has selected Arthur Andersen LLP to serve as independent auditors to audit the financial statements of the Company for the fiscal year ending September 29, 1996 and recommends that stockholders vote to ratify such selection.

         Representatives of Arthur Andersen LLP are expected to attend the Annual Meeting and will be afforded an opportunity to make a statement and to respond to appropriate questions.


                                  MISCELLANEOUS

Stockholder Proposals

         Any stockholder who wishes to present a proposal for action at the next annual meeting and who wishes to have it set forth in the Proxy Statement and identified in the form of proxy prepared by the Company must notify the Company in such manner so that such notice is received by the Company by August 31, 1996 and in such form as is required under the rules and regulations promulgated by the SEC.

         In addition, under the Company's By-Laws, as amended through the date hereof (the "By-Laws"), in order for business to be properly brought before the next annual meeting, notice of such business must be received by the Secretary of the Company not less than 60 days and not more than 90 days prior to such meeting (provided that if less than 70 days notice or prior public disclosure of the date of the meeting is given to stockholders, notice of such business must be received by the Secretary of the Company no later than ten days following the day on which notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first). Such notice must contain (i) a brief description of the business and the reasons for conducting it at the meeting, (ii) the name and address of the stockholder proposing such business,
(iii) a representation that the proposing stockholder is a holder of record and the number of shares of the Company that are beneficially owned by such stockholder and (iv) a description of any material interest of such stockholder in such business. The chairman of the meeting may disregard any business that he or she determines was not properly brought before the meeting in accordance with the By-Laws.

         The By-Laws also provide that if a stockholder of the Company intends to nominate at a meeting one or more persons for election to the Board, notice of such nomination must be received by the Secretary of the Company not less than 60 days and not more than 90 days prior to such meeting (provided that if less than 70 days notice or prior public disclosure of the date of the meeting is given to stockholders, such nomination must be received by the Secretary of the Company no later than ten days following the day on which notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first). Such notice must contain (a) as to each proposed nominee, (i) the name, age and business and residence address of such nominee, (ii) the principal occupation of such nominee, (iii) the number of shares, if any, of the Company that are beneficially owned by such nominee and (iv) any other information that must be disclosed pursuant to the proxy rules of the SEC if such person had been nominated by the Board and (b) as to the proposing stockholder, (i) the name and address of such stockholder, (ii) a representation that the proposing stockholder is a holder of record of shares of the Company entitled to vote at the meeting and the number of shares of the Company that are beneficially owned by such stockholder, (iii) a representation that the proposing stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice and (iv) a description of all arrangements and understandings between the stockholder and each nominee pursuant to which the nominations are to be made by the stockholder. The chairman of the meeting may disregard any nomination that he or she determines was not made in accordance with the foregoing procedures.

Annual Report on Form 10-K

         Any stockholder of record on December 22, 1995 who desires a copy of the Company's 1995 Annual Report on Form 10-K, as filed with the SEC, may obtain a copy (excluding exhibits) without charge by addressing a request to the Secretary, Guilford Mills, Inc., P. O. Box 26969, Greensboro, North Carolina 27419-6969. A charge equal to the reproduction cost will be made if the exhibits are requested.

Other Matters

         The Board is not aware of any matters to be presented for action at the Annual Meeting other than those described herein and does not intend to bring any other matters before the Annual Meeting. However, if other matters shall come before the Annual Meeting, it is intended that the holders of proxies solicited hereby will vote thereon in their discretion.




                                         By Order of the Board of Directors






                                        Sherry R. Jacobs
                                        Secretary



Dated: December 29, 1995